Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated April 21, 2016 with respect to the consolidated financial statements of BOS included in its report on Form 20-F, filed with the Securities and Exchange Commission on April 21, 2016.

/s/ KOST, FORER GABBAY & KASIERER
KOST, FORER GABBAY & KASIERER
A Member Firm of Ernst & Young Global

Tel Aviv, Israel

February 1, 2017